EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-XXXX) and related Prospectus of Wal-Mart Stores, Inc. for the registration of an indeterminate amount of debt securities and to the incorporation by reference therein of our report dated March 26, 2008, (except as to the effects of discontinued operations discussed in Note 6, as to which the date is January 8, 2009) with respect to the consolidated financial statements of Wal-Mart Stores, Inc. included in Wal-Mart Stores, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2009 and our report dated March 26, 2008, with respect to the effectiveness of internal control over financial reporting of Wal-Mart Stores, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 2008, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Rogers, Arkansas

January 13, 2009